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                                                                   EXHIBIT 10.78

                                SECOND AMENDMENT

         This Second Amendment (this "Second Amendment"), made as of the 1st day of November, 1999, is between Ramar Communications II, Ltd., a Texas limited partnership ("Seller"), ACME Television of New Mexico, LLC, a Delaware limited liability company ("ATNM"), and ACME Television Licenses of New Mexico, LLC, a Delaware limited liability company ("ATLNM") (ATNM and ATLNM shall be collectively referred to herein as "Buyer").

         Seller and Buyer have entered into an Asset Purchase Agreement dated as of February 19, 1999, as amended pursuant to an Amendment dated July 30, 1999 (the "First Amendment"), relating to the purchase and sale of Station KASY-TV, Albuquerque, New Mexico (the "Purchase Agreement").

         The Purchase Agreement provides that the Closing of the transaction shall take place on October 31, 1999, unless Buyer, subject to Sections 2.2(c), 10.5(b) and 19.2 of the Purchase Agreement, elects to postpone Closing to a date prior to February 1, 2000. Buyer and Seller have agreed to modify the terms and conditions of the Purchase Agreement with respect to Closing and other matters as set forth in this Second Amendment.

         Accordingly, in view of the foregoing and the mutual promises and covenants contained herein, Seller and Buyer hereby enter into this Second Amendment to the Purchase Agreement.

         1. Defined Terms. Unless otherwise defined, capitalized terms used herein shall have the same meanings as set forth in the Purchase Agreement.

         2. Closing. Section 1.1 of the Purchase Agreement shall be replaced in its entirety with the following provision:

         1.1. CLOSING. Except as otherwise mutually agreed upon by Seller and Buyer, and subject to the satisfaction or waiver of the conditions specified in Articles 11 and 12 of this Agreement (except as otherwise expressly provided herein), the closing of this transaction (the "Closing") shall take place on or before December 3, 1999 on a


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                  date selected by Buyer with three business days' prior written notice to Seller. The Closing shall be held at 10:00 a.m. in the offices of Leventhal, Senter & Lerman P.L.L.C., 2000 K Street, N.W., Suite 600, Washington, D.C., or at such place as the parties may otherwise agree.

         3. Purchase Price. Section 2.1 of the Purchase Agreement shall be replaced in its entirety with the following provision:

         2.1. PURCHASE PRICE. The total consideration to be paid by Buyer for the Station Assets (the "Purchase Price") shall be Twenty-Seven Million Sixty-Five Thousand Dollars ($27,065,000), plus all interest earned on the Additional Escrow Deposit, as defined in Section 2.2(a)(2) below.

         4. Payment of Purchase Price. Section 2.2 of the Purchase Agreement shall be replaced in its entirety with the following provision:

         2.2. PAYMENT OF PURCHASE PRICE. The Purchase Price will be payable as follows:

                  (a) (1) No later than March 1, 1999, Buyer shall deposit the amount of Five Hundred Thousand Dollars ($500,000) (the "Escrow Deposit") with Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement (in the form of Exhibit A), together with all interest earned thereon; provided, however, that this Agreement shall terminate without any further liability or obligation on the part of any party hereto if the Escrow Agreement is not executed by the parties thereto by close of business on March 1, 1999 or Buyer does not deposit the Escrow Deposit with Escrow Agent by close of business, March 1, 1999. At the Closing, the Escrow Deposit shall be paid by Escrow Agent to Seller, and all interest earned thereon shall be paid by Escrow Agent to Buyer.


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                  (2) On November 1, 1999, Buyer shall deposit the amount of
                  Eleven Million Eight Hundred Seventy Five Thousand ($11,875,000) (the "Additional Escrow Deposit") with Escrow Agent to be held pursuant to the terms and conditions of the Escrow Agreement, together with all interest earned thereon. At the Closing, the Additional Escrow Deposit, and all interest earned thereon shall be paid by Escrow Agent to Seller.

                  (b) Buyer will pay Seller Nine Hundred and Ninety Thousand Dollars ($990,000) on or before August 10, 1999 (the "Purchase Price Deposit").

                  (c) Buyer will pay Seller Twelve Million Dollars ($12,000,000) by wire transfer of immediately-available funds on November 1, 1999 (the "Further Purchase Price Deposit").

                  (d) On November 1, 1999, Buyer shall pay One Million Seven Hundred Thousand Dollars ($1,700,000) to Lee Enterprises, Inc. ("Lee") to satisfy Buyer's obligation to pay the One Million Seven Hundred Thousand Dollars ($1,700,000) liquidated damages (the "Lee TBA Liquidated Damages"). Any Lee TBA Liquidated Damages owing to Lee in excess of $1,700,000 shall be paid to Lee by Buyer when due.

                  (3) Notwithstanding anything to the contrary in this section, the parties agree to amend this section as necessary to reflect any subsequent agreement they may mutually reach with each other and Lee which relates to the Lee TBA Liquidated Damages.

         5. Covenants with Respect to Agreements with Lee. Section 10.5(b) of the Purchase Agreement shall be replaced in its entirety with the following provision:

                  (b) On August 13, 1999, Seller shall provide notice to Lee of its intention to terminate the Lee TBA pursuant to Section 4.3 thereof; provided however, that notwithstanding anything to the contrary contained herein, if this Agreement is terminated at any time after July 30, 1999 for any reason other than Seller's material uncured breach hereof or Seller's voluntary election pursuant to Section 17.1(a)(iv) hereof, Buyer shall be responsible for paying the full


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                  amount of the Lee TBA Liquidated Damages. Buyer agrees to
                  fulfill this obligation by paying Lee One Million Seven Hundred Thousand Dollars ($1,700,000) on November 1, 1999 as set forth in Section 2.2(d) hereof, and, in addition, by paying directly to Lee when due any Lee TBA Liquidated Damages in excess of $1,700,000.

         6. Conditions Precedent to Buyer's and Seller's Obligation to Close. The first two sentences of Sections 11.8 and 12.5 shall be replaced in their entirety with the following sentences:

                  Subject to Buyer's right to terminate the KWBQ-TV Agreement pursuant to Section 17.1(e) of the KWBQ-TV Agreement, the FCC shall have granted its consent to the assignment of the FCC authorizations for Station KWBQ-TV, Santa Fe, New Mexico, from Buyer to Seller and such consent shall have become a Final Order. Unless Buyer exercises its right to terminate the KWBQ-TV Agreement pursuant to Section 17.1(e) of the KWBQ-TV Agreement, the parties shall consummate the KWBQ-TV Agreement and commence the term of the Local Marketing Agreement executed by Seller and ACME Television of New Mexico, LLC on July 30, 1999.

The final sentences of Sections 11.8 and 12.5 are hereby deleted.

         7. Documents to be Delivered at Closing. Section 13.1 shall be modified to eliminate items 13.1(c), (d) and, subject to Buyer's right to terminate the KWBQ-TV Agreement pursuant to Section 17.1(e) of the KWBQ-TV Agreement, (f).
Section 13.2 shall be modified to eliminate items 13.2 (g), (h) and, subject to Buyer's right to terminate the KWBQ-TV Agreement pursuant to Section 17.1(e) of the KWBQ-TV Agreement, (f).

         8. Termination Rights. Section 17.1(a)(v) of the Purchase Agreement shall be replaced in its entirety with the following provision:

         (v) Subject to Article 19 hereof, this Agreement may be terminated by either Seller or Buyer if the Closing shall not have been consummated on or before December 3, 1999; provided, that the party terminating the


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         Agreement is not then in material breach of its obligations under this Agreement.

         9. Remedies. The following sentence shall be added at the end of
Section 19.1 of the Purchase Agreement.

         Notwithstanding anything to the contrary herein, if the transactions contemplated by this Agreement are not consummated solely because of Seller's material uncured breach of its obligations under this Agreement, Seller shall immediately refund to Buyer the Purchase Price Deposit and the Further Purchase Price Deposit along with interest calculated from the date of the Seller's receipt of those funds through and including the date of their return to Buyer, with such interest to be calculated at the rate of 6% per annum, provided that any such refund shall not relieve Buyer of its obligation to pay to Seller the full Purchase Price at any consummation of the transactions contemplated hereunder.

         Section 19.2 of the Purchase Agreement shall be replaced in its entirety with the following provision:

         19.2. FAILURE OF CONSUMMATION. Notwithstanding anything to the contrary herein, if the transactions contemplated by this Agreement are not consummated for any reason other than Seller's material uncured breach of its obligations under this Agreement, Seller shall be entitled to, in addition to Buyer's fulfillment of Buyer's obligation to pay Lee One Million Seven Hundred Thousand Dollars ($1,700,000) and to pay any Lee TBA Liquidated Damages in excess of $1,700,000 pursuant to Section 10.5(b) hereof: (i) receive payment of the Escrow Deposit paid into escrow under Section 2.2(a)(1) of this Agreement, (ii) retain the Purchase Price Deposit paid to Seller under Section 2.2(b) of this Agreement, and (iii) retain the Further Purchase Price Deposit paid to Seller under Section 2.2(c) of this Agreement, and Buyer shall be entitled to a return of the Additional Escrow Deposit paid into Escrow under Section 2.2(a)(2) of this Agreement along with interest earned thereon and on the Escrow Deposit. Seller and Buyer hereby agree that Seller's retention of the funds denoted in items (ii) and (iii) in the preceding sentence, Seller's receipt of the Escrow Deposit, and the fulfillment of Buyer's obligation to pay the Lee TBA Liquidated


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         Damages pursuant to Section 10.5(b) shall be Seller's exclusive remedy hereunder and in lieu of any and all other damages, including without limitation all consequential, incidental and punitive damages, and Seller hereby waives and shall have no further recourse against Buyer or any of its affiliates, partners, shareholders, officers, directors, representatives or agents under or in connection with this Agreement.

         10. Amendment to Escrow Agreement. The parties agree to execute an amendment to the Escrow Agreement to account for the changes herein and other changes agreed to by the parties. The parties agree to give joint instructions to the Escrow Agent to fulfill the purposes of this Agreement.

         11. Effect of Second Amendment. Except as specifically modified by this Second Amendment, all of the terms and conditions of the Purchase Agreement continue in full force and effect and are hereby ratified and affirmed. To the extent that any provision of this Second Amendment is inconsistent with or conflicts with the provisions of the Purchase Agreement, the KWBQ-TV Purchase Agreement or the Escrow Agreement dated as of March 1, 1999 by and among Seller, ATNM and First Union National Bank, as amended, or any exhibits to any of the foregoing documents, the provisions of this Second Amendment shall control and such agreements shall be modified accordingly.

         12. Distribution of funds. By executing this Second Amendment, each of the parties agrees to the distribution of funds set forth in the Flow of Funds Memorandum which is Schedule A hereto and agrees that, subject to Article 5 of the Purchase Agreement, that such distribution reflects all the payments to be made by and among the parties on or before Closing.

         13. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

                         [signatures on following page]


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                           RAMAR COMMUNICATIONS II, LTD.

                           By:      GP Ramar, LLC, its General Partner
                           By:      Ramar Communications, Inc., Sole Member



                           By:      /s/ Brad Moran
                                    --------------------------------------------
                                   Brad Moran, President



                           ACME TELEVISION LICENSES OF
                                 NEW MEXICO, LLC

                           By:      /s/ Tom Allen
                                    --------------------------------------------
                                     Tom Allen, Executive Vice-President


                           ACME TELEVISION OF NEW MEXICO, LLC

                           By:      /s/ Tom Allen
                                    --------------------------------------------
                                    Tom Allen, Executive Vice-President


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                                                                      SCHEDULE A

               FLOW OF FUNDS MEMORANDUM FOR KWBQ/KASY TRANSACTION

                                (REVISED 11/1/99)


KASY PURCHASE PRICE:                                             $ 27,065,000.00
KWBQ PURCHASE PRICE:                                             $      1,000.00


KASY PURCHASE PRICE

ACME Payment to Ramar on 8/10/99                                 $    990,000.00
Escrow Deposit Held by First Union National Bank                 $    500,000.00
ACME Deposit into First Union National Bank
Escrow Account (for Additional Escrow Deposit) on 11/1/99        $ 11,875,000.00
ACME Payment to Lee
(relating to KASY/Lee TBA Termination) on 11/1/99                $  1,700,000.00
ACME Payment to Ramar on 11/1/99                                 $ 12,000,000.00
                                                                 ---------------


Total:                                                           $ 27,065,000.00
                                                                 ===============

KWBQ PURCHASE PRICE

Ramar Payment of KWBQ Purchase Price on 12/3/99                  $      1,000.00
                                                                 ===============

PAYMENT TO BROKER

ACME Payment to David Woods, as Broker, on11/1/99:               $    250,000.00
                                                                 ===============